UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 12, 2019

VIVEVE MEDICAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-11388	04-3153858
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

345 Inverness Drive South, Building B, Suite 250 Englewood, Colorado	80112
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (720) 696-8100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock	VIVE	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company     ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.     ☐

Item 1.01 – Entry into a Material Definitive Agreement

On November 12, 2019, Viveve Medical, Inc. (the “Company”) entered into a Series B Preferred Stock and Warrant Purchase Agreement with affiliates of CRG LP (“CRG”) pursuant to which CRG agreed to convert (the “CRG Conversion”) approximately $29.0 million of the outstanding principal amount under its Term Loan Agreement (the “Loan Agreement”) plus accrued interest, prepayment premium and back-end fee relating thereto, for an aggregate amount of converted obligations of $31.3 million, into 31,300 shares of a newly authorized series of the Company’s non-voting convertible preferred stock (the “Series B Preferred Stock”). The closing of the CRG Conversion is contingent upon the closing of an underwritten public offering raising gross equity proceeds of at least $10.0 million as set forth in the Company’s Registration Statement on Form S-1 (File No.: 333-233639) filed on November 13, 2019, or such other amount or equity financing satisfactory to CRG (“Public Offering”). The shares of Series B Preferred Stock will be convertible into the Company’s common stock at a price per share equal to the price of the shares of common stock included in the Class A Units offered in the Public Offering.

Upon the closing of the CRG Conversion, CRG will also receive warrants for 15% of the Company’s common stock on a fully diluted basis after taking the CRG Conversion and the Public Offering (including any exercise of the underwriter’s over-allotment option) into account (the “CRG Warrants”). The CRG Warrants will have a term of five years and a strike price equal to 120% of the Series B Conversion Price.

The holders of Series B Preferred Stock will be entitled to receive compounding dividends at a rate of 12.5% per annum payable quarterly at the Company’s option, in-kind in additional shares of Series B Preferred Stock or in cash. The shares of Series B Preferred Stock will have no voting rights and will rank senior to all other classes and series of our equity in terms of repayment and certain other rights. The Series B Preferred Stock provides that for so long as any shares are outstanding, the consent of the holders of the Series B Preferred Stock would be required to amend the Company’s organizational documents, approve any merger, sale of assets, or other major corporate transaction, or incur additional indebtedness, among other items. The holders of the Series B Preferred Stock and the CRG Warrants will have customary resale and piggy back registration rights with respect to common stock issuable upon conversion of the Series B Preferred Stock or the exercise of the CRG Warrants (the “Conversion Shares”) pursuant to a customary form of registration rights agreement to be entered into upon the closing of the CRG Conversion.

In addition, the issuance of Conversion Shares will be subject to stockholder approval if and to the extent they exceed 19.99% of our pre-transaction outstanding common stock. The issuance of Conversion Shares is also subject to beneficial ownership restrictions provided for in the terms of the Series B Preferred Stock and CRG Warrants. The Series B Preferred Stock, CRG Warrants and any of our common stock issued upon conversion of the Series B Preferred Stock or the exercise of the CRG Warrants will also be subject to a lockup period of one year following the date of the underwriting agreement for the Public Offering. CRG has also agreed, in an agreement with the underwriter for the Public Offering, to similar lock-up restrictions on the resale or transfer of such securities for one year following the effectiveness of the underwriting agreement. The underwriter may, in its sole discretion and without notice, waive the terms of this lock-up agreement.

In connection with the CRG Conversion, on November 12, 2019, the Company also entered into Amendment No. 3 to the Loan Agreement, pursuant to which, upon the closing of the CRG Conversion, the Company will no longer be obligated to meet certain minimum revenue thresholds in order to comply with the terms of the Loan Agreement, the cash payments for interest due on the remaining amount of indebtedness under the Loan Agreement will be deferred, and the Company will instead pay the 12.5% interest in the form of payment in kind (“PIK”) loans.

The foregoing is a summary only and does not purport to be a complete description of all of the terms, provisions and agreements contained in the Series B Preferred Stock and Warrant Purchase Agreement, the Amendment No. 3 to the Loan Agreement, the form of Certificate of Designation of Series B Preferred Stock, form of CRG Warrant, form of Registration Rights Agreement, and is subject to and qualified in its entirety by reference to the complete text of such certificates, documents and agreements, copies of which are referenced as exhibits hereto.

Item 3.02 Unregistered Sales of Equity Securities

Item 1.01 of this Report is incorporated herein by reference. The securities to CRG described in such Item 1.01 will be issued under the exemption granted by Section 4(a)(2) of the Securities Act.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
3.1

Form of Certificate of Designation of Preferences, Rights and Limitations of Series B Preferred Stock (incorporated by reference to Exhibit 3.7 to Amendment No. 2 of Registration Statement on Form S-1, filed on November 13, 2019)

4.1	Form of Warrant for CRG (incorporated by reference to Exhibit 4.16 of Amendment No. 2 to Registration Statement on Form S-1, filed on November 13, 2019)

10.1

Amendment No. 3 to the Loan Agreement, dated as of November 12, 2019, by and between the Registrant and CRG (incorporated by reference to Exhibit 10.60 of Amendment No. 2 to Registration Statement on Form S-1, filed on November 13, 2019)

10.2

Series B Preferred Stock and Warrant Purchase Agreement, dated as of November 12, 2019, by and between the Registrant and CRG (incorporated by reference to Exhibit 10.61 of Amendment No. 2 to Registration Statement on Form S-1, filed on November 13, 2019)

10.3

Form of Registration Rights Agreement by and between the Registrant and CRG (incorporated by reference to Exhibit 10.59 of Amendment No. 2 to Registration Statement on Form S-1, filed on November 13, 2019)

10.4

Lock-Up Agreement between CRG and Ladenburg Thalmann & Co. Inc., dated as of November 12, 2019 (incorporated by reference to Exhibit 10.62 of Amendment No. 2 to Registration Statement on Form S-1, filed on November 13, 2019)

SIGNATURES

 Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VIVEVE MEDICAL, INC.

Date: November 18, 2019	By:	/s/ Scott Durbin
Scott Durbin
Chief Executive Officer